Exhibit 10.1

GRUBHUB INC.

THIRD AMENDMENT TO

2015 LONG-TERM INCENTIVE PLAN

THIS THIRD AMENDMENT (this “Amendment”) to the Grubhub Inc. 2015 Long-Term Incentive Plan, is made and adopted by the Board of Directors (the “Board”) of GrubHub Inc., a Delaware corporation (the “Company”), effective as of the Effective Date (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the Company has previously adopted, and the Company’s stockholders have previously approved, the Grubhub Inc. 2015 Long-Term Incentive Plan (as amended from time to time, the “Plan”);

WHEREAS, pursuant to Section 13.1 of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, with any amendment to the Share Reserve subject to the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law;

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan to increase the Share Reserve under the Plan and make such other changes as set forth herein; and

WHEREAS, this Amendment shall become effective upon the approval of this Amendment by the Company’s stockholders (the date of such approval, the “Effective Date”).

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1.	The first sentence of Section 4.1(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Subject to any increase or decrease pursuant to Section 4.2, the aggregate number of shares of Common Stock that may be issued or used for reference purposes, or with respect to which Awards may be granted, will not exceed the sum of (i) 18.9 million shares and (ii) any shares currently outstanding under the 2013 Omnibus Incentive Plan (the “Prior Plan”) which, following the Effective Date, expire, are terminated or are cash-settled or canceled for any reason without having been exercised in full (subject to the limitations set forth in Section 4.1(c)) (such aggregate number, the “Share Reserve”).”

2.	Section 4.1(d)(vi) of the Plan is hereby deleted and replaced in its entirety with the following:

“Notwithstanding anything to the contrary, the maximum grant date fair value of Awards granted to any Non- Employee Director during any calendar year will not exceed $750,000, such limit which, for the avoidance of doubt, applies to Awards granted under this Plan only and does not include shares of Common Stock granted in lieu of all or any portion of such Non-Employee Director’s cash retainer fees.”

3.	Each of Sections 8.3(b), 10.2(d) and 11.2(b) of the Plan is hereby amended by adding the following sentence at the end of such provision:

“For avoidance of doubt, dividends will not be paid on an unvested Award and may only be paid once the Award vested.”

4.	Section 9.2(b) of the Plan is hereby deleted and replaced in its entirety with the following:

“At the discretion of the Committee, dividends declared with respect to shares of Common Stock covered by a Restricted Stock Unit Award will either (i) not be paid or credited, or (ii) be accumulated subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock Unit Award and paid only if such restrictions and risk of forfeiture lapse.  For avoidance of doubt, dividends will not be paid on an unvested Award and may only be paid once the Award vested.”

5.	Section 12.1 of the Plan is hereby deleted and replaced in its entirety with the following:

“In general.  In the event of a Change in Control of the Company (as defined below), and except as otherwise provided in an applicable Award Agreement, a Participant’s unvested Award will not vest automatically and a Participant’s Award will be treated in accordance with the following provisions of this Section 12.1:

(a)Substitute Awards.  Upon a Change in Control, a Substitute Award meeting the requirements of this Section 12.1(a) may be provided to a Participant to replace an outstanding Award (the “Substituted Award”).  A replacement award shall meet the requirements of this Section 12.1(a) (and qualify as a “Substitute Award”) if:

(i)	it has a value at least equal to the value of the Substituted Award;
(ii)

it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and

(iii)	its other terms and conditions are not less favorable to the participant than the terms and conditions of the Substituted Award.

Without limiting the generality of the foregoing, the Substitute Award may take the form of a continuation of the Substituted Award if the requirements of the preceding sentence are satisfied.  The determination of whether the conditions of this Section 12.1(a) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(b)Vesting if No Substitute Award.  Upon a Change in Control, if a Substitute Award is not provided to the Participant to replace an outstanding Award, the following provisions shall apply to such Award:

(i)

Any outstanding and unexercised Stock Options, Stock Appreciation Rights or any other Stock-Based Award that provide for a Participant-elected exercise shall become fully vested and exercisable; provided, however, that in connection therewith the Committee may terminate all such outstanding and unexercised Awards effective as of the date of the Change in Control, by (A) providing for the payment by the Company or an Affiliate of an amount of cash equal to the excess (if any) of the Fair Market Value of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards, or (B) delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant will have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such termination and cash payment or exercise will be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto will be null and void;

(ii)

Each Award, other than Awards described in clause (i) above, held by a Participant subject only to vesting conditions based on the passage of time shall be fully vested; provided, however, that in connection therewith the Committee may terminate all such outstanding Awards effective as of the date of the Change in Control by providing for the payment by the Company or an Affiliate of an amount of cash equal to the  Fair Market Value of the shares of Common Stock covered by such Awards; and

(iii)

Each Award, other than Awards described in clause (i) above, subject to Performance Goals shall be fully vested and the amount earned and payable shall be determined as provided in the applicable Award Agreement; provided, however, that in connection therewith the Committee may provide that such vesting and amount earned shall be based on (i) the actual achievement of Performance Goals applicable to such Award during the portion of the applicable Performance Period through the consummation of the Change in Control (as reasonably determined by the Board or the Committee prior to the consummation of such

Change in Control) and (ii) the relative portion of the applicable Performance Period (determined by days elapsed) elapsed from the commencement of such Performance Period through the consummation of the Change in Control; and, provided, further, that the Committee may terminate all such outstanding Awards, effective as of the date of the Change in Control, by providing for the payment by the Company or an Affiliate of an amount of cash equal to the Fair Market Value of the shares of Common Stock covered by such Awards.

(c)Vesting of Substitute Awards.  The Committee may further provide that the vesting of one or more Substitute Awards will be automatically accelerate upon a qualifying Termination within a designated period relating to the Change in Control.”

6.	The penultimate sentence of Section 15.4 of the Plan is hereby deleted and replaced in its entirety with the following:

“Any minimum statutorily required withholding obligation, or such greater amount up to the statutory total tax which could be imposed, with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned.”

7.	Except as expressly provided herein, all terms and conditions of the Plan shall continue in full force and effect.